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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 i3 MOBILE, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                       51-0335259
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(State of Incorporation or Organization)                      (I.R.S. Employer
                                                            Identification No.)

           181 Harbor Drive, Stamford, CT                          06902
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(Address of Principal Executive Offices)                         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                    Name of Each Exchange on Which Each Class
to be so Registered                               is to be Registered

       None                                               None
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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 Par Value
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                                (Title of class)



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ITEM 1:           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  A complete description of the Common Stock, par value $0.01 per share, of i3 Mobile, Inc. (the "Company") which is to be registered hereunder is contained in the Company's Registration Statement on Form S-1 (Registration No. 333-94191), filed with the Commission on January 7, 2000, as amended from time to time (the "Registration Statement"), under the caption "Description of Capital Stock." Such description is incorporated herein by reference.

ITEM 2:           EXHIBITS

                  The following Exhibits are filed herewith (or incorporated by reference as indicated below):


Exhibit Number      Description

1.2 Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).***

2.1 Restated Certificate of Incorporation filed with the State of Delaware on February 16, 1999, incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).*

2.2 Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 22, 1999, incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).**

2.3 Certificate of Designations Powers, Preference and Rights of Series F Convertible Preferred Stock filed with the Secretary of State of Delaware on December 22, 1999, incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).**

2.4 Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 22, 1999, incorporated herein by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).**


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Exhibit Number      Description

2.5 Amendment to Certificate of Designations, Powers, Preferences and Rights of Series F Convertible Preferred Stock filed with Secretary of State of the State of Delaware on December 30, 1999, incorporated herein by reference to
                    Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).**

2.6 Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 4, 2000, incorporated herein by reference to Exhibit 3.6 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).**

2.7 Third Amended and Restated Registration Rights Agreement dated December 22, 1999, incorporated herein by reference to
                    Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).**

2.8 Amended and Restated Bylaws of i3 Mobile as amended as of February 9, 2000, incorporated herein by reference to
                    Exhibit 3.7 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-94191).*



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  *  Filed as part of the Registration Statement dated January 7, 2000.

 ** Filed as part of Amendment No. 1 to the Registration Statement dated February 18, 2000.

*** Filed as part of Amendment No. 2 to the Registration Statement dated March 13, 2000.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           i3 MOBILE, INC.

Date:  March 30, 2000

                                    By:/s/ Stephen G. Maloney
                                       ---------------------------------------
                                       Stephen G. Maloney
                                       President and Chief Executive Officer